UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

HWGC Holdings Limited

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55685 (Commission File Number)	30-0803939 (I.R.S. Employer Identification No.)

Bangunan Cheong Wing Chan Level 4, 41-51, Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia (Address of principal executive offices)

Registrant’s telephone number, including area code: +603 2143 2889

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2922, the Board of Directors (the “Board”) of HWGC Holdings Limited, a Nevada corporation (the “Company”), increased the size of the Board from one director to two directors pursuant to the Amended and Restated Bylaws, and appointed Christine Kulbas to the Board to fill the new directorship, effective immediately.

Christine Kulbas, age 28, has international marketing business experience in product and service marketing, establishing brand awareness, social media, partnership management and customer relationship management. Since January 2020, Ms. Kulbas has been serving as Head of Marketing at FintechCashier, a London-based payments solutions provider offering digital banking services to merchants globally, where she develops and executes marketing strategies within the banking and fintech industry, including creating and managing digital marketing, performing marketing research and analysis. Prior to joining FintechCashier, from September 2019 to January 2020, Ms. Kulbas served as public relations and client relationship officer at IT London, where she was involved in the opening of a fine dining restaurant, created and managed brand image, organized events, and built and managed client relationships. Between April and August 2019, Ms. Kulbas worked as Social Media and Marketing Assistant at Ronnie Colbie, a London flower design boutique, and from August 2015 to August 2016, she was employed as a sales manager at Mandatum Life Insurance Baltic SE. Christine Kulbas received her Bachelor’s in Arts degree in International Marketing with honors from the University of Westminster, England, in 2019 and graduated from ESCE International Business School in Paris, France in 2017.

Ms. Kulbas’ international marketing experience and her understanding of the international market needs led to the conclusion that she should serve as the Company’s director.

There was no arrangement or understanding between Ms. Kulbas and any other person pursuant to which Ms. Kulbas was appointed as a director of the Company. In addition, there are no family relationships between Ms. Kulbas and any of the Company’s executive officers or directors. Ms. Kulbas has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 18, 2022, the Board approved an amendment to the Company’s bylaws and adopted the Amended and Restated Bylaws (the “Amended Bylaws”), effective immediately. The Amended Bylaws amended and restated in their entirety the Company’s bylaws to, among other things: (i) expressly authorize the Board to fix the number of directors that shall constitute the whole Board by resolution of the Board without the requirement to obtain the approval from stockholders of the Company for that purpose; (ii) provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director; (iii) establish the procedure for the advance notice of stockholder-proposed business at the annual meeting; (iv) establish the procedure for the nomination of directors and that a nominee for director shall be elected to the Board by a plurality of the votes cast at the annual meeting of stockholders; (v) adds the provision that any action required or permitted to be taken by the Board or any committee thereof at the meeting may be taken without a meeting by unanimous consent; (vi) provide that the forum for the resolution of internal corporate claims shall be the courts in the State of Nevada; and (vii) make other technical amendments.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.6 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.3.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.6	Amended and Restated Bylaws dated May 18, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2022	HWGC HOLDINGS LIMITED

By: /s/ Leong Yee Ming
Name: Leong Yee Ming
Title: Chief Executive Officer